UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2023

ARTEMIS STRATEGIC INVESTMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40855	86-1303512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3310 East Corona Avenue

Phoenix, Arizona 85040

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (602) 346-0329

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one half of one redeemable warrant	ARTEU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	ARTE	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each	ARTEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

This section describes the material provisions of the Merger Agreement (as defined below) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein. Artemis’ stockholders and other interested parties are urged to read such agreement in its entirety. Unless otherwise defined herein, the capitalized terms used below are defined in the Merger Agreement.

General Terms and Effects

On August 7, 2023, Artemis Strategic Investment Corp., a Delaware corporation (“Artemis” or the “Company”), and Danam Health, Inc., a Delaware corporation (“Danam”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ASIC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Artemis (“Merger Sub”), and Artemis Sponsor, LLC, a Delaware limited liability company, in the capacity as the representative for certain stockholders of Artemis, and Suren Ajjarapu, an individual, in the capacity as the representative for certain stockholders of Danam.

Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, upon the consummation of the transactions contemplated thereby (the “Closing”), Merger Sub will merge with and into Danam, with Danam surviving as a wholly owned subsidiary of the Company (with the transactions contemplated by the Closing referred to as the “Transaction”). In the Merger, all shares of Danam common stock (together, “Danam Stock”) issued and outstanding immediately prior to the Effective Time (other than those properly exercising any applicable dissenters rights under Delaware law) will be converted into the right to receive the Merger Consideration (as defined below).

Merger Consideration

The aggregate merger consideration to be paid pursuant to the Merger Agreement to holders of Danam Stock (“Danam Stockholders”) as of immediately prior to the Effective Time will be an amount equal to $170,000,000, subject to adjustments for Danam’s closing debt, net of cash and unpaid transaction expenses (the “Merger Consideration”), plus the additional contingent right to receive the Earnout Shares (as defined below) after the Closing, as described below. The Merger Consideration to be paid to Danam Stockholders will be paid solely by the delivery of new shares of Artemis Class A common stock (“Artemis Class A Common Stock”), with each valued at the price per share (the “Redemption Price”) at which each share of Artemis Class A Common Stock is redeemed or converted pursuant to the redemption by Artemis of its public stockholders in connection with Artemis’ initial business combination, as required by Artemis’ amended and restated certificate of incorporation and by-laws and Artemis’ initial public offering prospectus (the “Redemption”). The Merger Consideration will be subject to a post-Closing true up 90 days after the Closing.

The Merger Consideration will be allocated among Danam Stockholders, pro rata amongst them based on the number of shares of Danam common stock owned by such stockholder; provided, however, that the Merger Consideration otherwise payable to Danam Stockholders is subject to purchase price adjustments.

Earnout

In addition to the Merger Consideration set forth above, the Danam Stockholders will also have a contingent right to receive up to an additional 3,000,000 shares of Artemis Class A Common Stock (the “Earnout Shares”) after the Closing based on the revenue performance of the Artemis during calendar years 2024 and 2025 (the “Earnout Period”). The Earnout Shares shall be earned and payable during the Earnout Period as follows:

•	if Artemis’ gross revenues, based on the consolidated gross revenue of Artemis and its subsidiaries (including Danam) (the “Gross Revenues”), at any point during the calendar year ending December 31, 2024, is greater than or equal to $50,000,000, Artemis shall issue to the Danam Stockholders an aggregate of 1,000,000 Earnout Shares; and

•	if Artemis’ gross revenues at any point during the calendar year ending December 31, 2025 is greater than or equal to $85,000,000, Artemis shall issue to the Danam Stockholders an aggregate of 2,000,000 Earnout Shares.

If there is a final determination that the Danam Stockholders are entitled to receive Earnout Shares, then such Earnout Shares will be allocated pro rata amongst the Danam Stockholders. The number of Earnout Shares constituting any earnout payment shall be equitably adjusted for stock splits, stock dividends, combinations, recapitalizations, and the like after the Closing.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties by each of Artemis and Danam as of the date of the Merger Agreement and as of the date of the Closing. Many of the representations and warranties are qualified by materiality or Material Adverse Effect. “Material Adverse Effect” as used in the Merger Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Merger Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement. The representations and warranties made by Artemis and Danam are customary for transactions similar to the Transaction.

No Survival

The representations and warranties of the parties contained in the Merger Agreement terminate as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach. The covenants and agreements of the parties contained in the Business Combination Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreements will survive until fully performed.

Covenants of the Parties

Each party agreed in the Merger Agreement to use its commercially reasonable efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms (the “Interim Period”), regarding (1) the provision of access to their properties, books and personnel; (2) the operation of their respective businesses in the ordinary course of business; (3) provision of financial statements by Danam; (4) Artemis’ public filings; (5) no insider trading; (6) notifications of certain breaches, consent requirements or other matters; (7) efforts to consummate the Closing and obtain third party and regulatory approvals; (8) tax matters; (9) further assurances; (10) public announcements; and (11) confidentiality. Each party also agreed during the Interim Period not to solicit or enter into any inquiry, proposal or offer, or any indication of interest in making an offer or proposal for an alternative competing transactions, to notify the others as promptly as practicable in writing of the receipt of any inquiries, proposals or offers, requests for information or requests relating to an alternative competing transaction or any requests for non-public information relating to such transaction, and to keep the others informed of the status of any such inquiries, proposals, offers or requests for information. There are also certain customary post-Closing covenants regarding (1) tax matters; (2) maintenance of books and records; (3) indemnification of directors and officers; and (4) use of trust account proceeds.

The Merger Agreement and the consummation of the transactions contemplated thereby requires the approval of both Artemis’ stockholders and Danam Stockholders. Artemis agreed, as promptly as practicable after the date of the Merger Agreement, to prepare, with reasonable assistance from Danam, and file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 (as amended, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the issuance of the shares of Artemis Class A Common Stock to be issued to the Danam Stockholders as Merger Consideration, and containing a proxy statement/prospectus for the purpose of Artemis soliciting proxies from the stockholders of Artemis to approve the Merger Agreement, the transactions contemplated thereby and related matters (the “Artemis Stockholder Approval Matters”) at a special meeting of Artemis’ stockholders (the “Artemis Special Meeting”) and providing such stockholders an opportunity to participate in the Redemption. Danam also agreed in the Merger Agreement to call a meeting of its stockholders or obtain written consent and use its reasonable best efforts to solicit from Danam Stockholders proxies in favor of the Merger Agreement and the Transaction and certain related matters (the “Danam Stockholder Approval”), and to take all other actions necessary or advisable to secure such approvals, including enforcing the Voting Agreement (as described below).

The parties also agreed to take all necessary action, so that effective at the Closing, the entire board of directors of Artemis (the “Post-Closing Board”) will consist of five individuals, two of whom shall be independent directors in accordance with Nasdaq requirements. One of the members of the Post-Closing Board will be an individual designated by Artemis prior to the Closing and four of the members of the Post-Closing Board (at least two of whom shall be independent directors) will be designated by Danam prior to the Closing. Artemis’ board of directors after the Closing will be classified into three classes, with each director holding office for a three-year term or until the next annual meeting of stockholders at which such director’s class is up for election and where his or her successor is elected and qualified.

At or prior to Closing, Artemis will provide each member of the Post-Closing Board with a customary director indemnification agreement, in form and substance reasonably acceptable to such director. The parties also agreed to take all action necessary including causing Artemis’ executive officers to resign, so that the individuals serving as the chief executive officer and chief financial officer, respectively, of Artemis immediately after the Closing will be the same individuals as that of Danam immediately prior to the Closing.

During the Interim Period, Artemis, may but is not required to, seek to enter into and consummate subscription agreements with investors relating to a private equity investment and/or forward purchase agreements or backstop arrangements in connection with the Transaction (the “PIPE Investment”), and if so, Danam agreed to cooperate in connection with such PIPE Investment and use its commercially reasonable efforts to cause such PIPE Investment to occur, including having Danam’s senior management participate in any investor meetings and roadshows as reasonably requested by Artemis. The parties agreed that Artemis may issue up to 2,000,000 shares of Artemis Class A Common Stock to satisfy working capital costs and to provide incentives for investors to enter into nonredemption agreements or other backstop financing arrangements with Artemis.

Artemis agreed to use its best efforts to, as promptly as practicable after the effective date of the Registration Statement to, obtain the approval of the Artemis stockholders to amend the amended and restated certificate of incorporation of Artemis (the “Artemis Charter Amendment”) to provide that (i) the name of Artemis shall be changed such other name as mutually agreed upon and (ii) remove and change certain provisions in the Certificate of Incorporation related to Artemis’ status as a blank check company, and file the Artemis Charter Amendment with the Secretary of State of the State of Delaware.

The parties agreed that during the Interim Period, Danam shall adopt an equity incentive plan and authorize such a number of shares of Artemis Class A Common Stock equal to ten percent (10%) of the aggregate number of shares of Artemis common stock issued and outstanding immediately after the Closing (giving effect to the Redemption).

The parties also agreed that in the event the Closing does not occur on or before December 31, 2023, Danam shall, as an accommodation to Artemis, pay when due, all federal excises payable under the Inflation Reduction Act resulting from any redemptions by Artemis of shares of Artemis Class A Common Stock held by its public stockholders, in connection with an extension of the time Artemis has to complete a business combination, if such extension occurs in calendar year 2023; provided that the amount of such payment shall increase the merger consideration payable to the Danam Stockholders by the amount of such excise tax payment.

Closing Conditions

The obligations of the parties to complete the Closing are subject to various conditions, including the following mutual conditions of the parties unless waived:

•	receipt of the Artemis stockholder approval;

•	receipt of the Danam Stockholder Approval;

•	expiration of any applicable waiting period under any antitrust laws;

•	receipt of requisite consents from governmental authorities to consummate the Transaction, and receipt of specified requisite consents from other third parties to consummate the Transaction;

•	the absence of any law or order that would prohibit the consummation of the Merger or other transactions contemplated by the Merger Agreement;

•	upon the Closing, after giving effect to the completion of the Redemption, Artemis shall have net tangible assets of at least $5,000,001;

•	the absence of any pending claim, demand, action, litigation complaint, or other proceeding by or before a governmental authority seeking to enjoin the consummation of the Merger and the Transaction;

•	the members of the Post-Closing Board shall have been elected or appointed as of the Closing;

•	the effectiveness of the Registration Statement;

•	Artemis and Danam shall have both received confirmation from Nasdaq that the Artemis Class A Common Stock and warrants shall be eligible for continued listing on the Nasdaq Global Market;

•	all warrants issued to investors in the Purchaser Representative shall have been redeemed, canceled, or otherwise forfeited; and

• Artemis shall be in compliance in all material respects with the reporting requirements applicable to it under the Securities Exchange Act.

Unless waived by Artemis, the obligations of Artemis and Merger Sub to consummate the Merger are subject to the satisfaction of the following additional conditions, in addition to customary certificates and other closing deliverables:

•	the representations and warranties of Danam being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect);

•	Danam having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the date of the Closing;

•	absence of any Material Adverse Effect with respect to Danam and its subsidiaries, taken as a whole, since the date of the Merger Agreement which is continuing and uncured;

•	Artemis having received a copy of Danam’s charter certified by the Secretary of State of the State of Delaware no more than ten business days prior to the Closing date;

•	Artemis having received evidence reasonably acceptable to Artemis that Danam has completed the acquisitions of: (i) Wellgistics, LLC a Florida limited liability company (“Wellgistics”); and (ii) Wood Sage, LLC, a Florida limited liability company (“Wood Sage”);

•	Artemis having received a customary Registration Rights Agreement, waiver of deferred underwriting commissions from both underwriters involved in Artemis’ initial public offering executed by the relevant underwriters;

•	Artemis shall have received evidence reasonably acceptable to Artemis that Danam shall have converted, terminated, extinguished and cancelled in full any outstanding convertible securities or commitments therefor;

•

Artemis shall have received written confirmation, reasonably acceptable to Artemis, from both of the underwriters in its initial public offering that all outstanding deferred underwriting compensation otherwise due to them at or prior to the Closing, have been satisfied or waived in full; and

•	Artemis shall have received evidence reasonably acceptable to Artemis that Danam has terminated certain contracts with related persons as agreed to among the parties.

Unless waived by Danam, the obligations of Danam to consummate the Merger are subject to the satisfaction of the following additional conditions:

•	the representations and warranties of Artemis being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect);

•	Artemis having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the date of the Closing;

•	absence of any Material Adverse Effect with respect to Artemis and its subsidiaries, taken as a whole, since the date of the Merger Agreement which is continuing and uncured;

•	Danam having received a copy of the resignations of the directors and officers of Artermis, duly executed by the directors and officers Artemis; and

•	Danam having received a customary Registration Rights Agreement executed by the Artemis and the Sponsor.

•	All warrants issued to investors of the Purchaser Representative shall have been redeemed, canceled or otherwise forfeited.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

•	By mutual written consent of Artemis and Danam;

•	by either Artemis or Danam, if any of the conditions to Closing have not been satisfied or waived by the later of (x) 60 days after the approval of the Registration Statement; and (y) December 26, 2023 (the “Outside Date”), provided that Artemis shall have the right to extend the Outside Date if it obtains an extension of the deadline by which it must complete its business combination (an “Extension”) for an additional period equal to the shortest of (i) three months, (ii) the period ending on the last day for Artemis to consummate a business combination after such Extension and (iii) such period as determined by Artemis;

•	by either Artemis or Danam if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement, and such order or other action has become final and non-appealable;

•	by either Artemis or Danam of the other party’s uncured breach (subject to certain materiality qualifiers);

•	by Artemis if there has been an event after the signing of the Merger Agreement that has had a Material Adverse Effect on Danam and its subsidiaries taken as a whole that is continuing and uncured;

•	by Danam if there has been an event after the signing of the Merger Agreement that has had a Material Adverse Effect on Artemis and its subsidiaries taken as a whole that is continuing and uncured;

•	by either Artemis or Danam if the Artemis Special Meeting is held and the Artemis stockholder approval is not received; and

•	by either Artemis or Danam if a special meeting of Danam Stockholders is held and the Danam Stockholder Approval is not received.

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement will terminate and will be of no further force and effect (except that certain obligations related to public announcements, confidentiality, fees and expenses, termination, waiver of claims against the trust, and certain general provisions will continue in effect), and no party will have any further liability to any other party thereto except for liability for any fraud claims or willful and intentional breach of the Merger Agreement prior to such termination.

Trust Account Waiver

Danam and the Seller Representative agreed that they and their affiliates will not have any right, title, interest or claim of any kind in or to any monies in Artemis’ trust account held for its public stockholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

Purchaser Representative and Seller Representative

Artemis Sponsor, LLC is serving as the Purchaser Representative under the Merger Agreement, and in such capacity will represent the interests of Artemis’ stockholders after the Closing (other than the Danam Stockholder) with respect to certain matters under the Merger Agreement, including with respect to the determination of whether the Earnout Shares have been earned, and in such capacity will represent the interests of the Danam Stockholders with respect to certain matters under the Merger Agreement, including with respect to the determination of whether the Earnout Shares have been earned.

Governing Law and Arbitration

The Merger Agreement is governed by Delaware law and, subject to the required arbitration provisions, the parties are subject to exclusive jurisdiction of federal and state courts located in New York County, State of New York (and any appellate courts thereof). Any disputes under the Merger Agreement, other than claims for injunctive or temporary equitable relief or enforcement of an arbitration award, will be subject to arbitration by the American Arbitration Association, to be held in New York County, State of New York.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about Artemis, Danam or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Artemis’ public disclosures. There is no material relationship between Artemis and its affiliates, and Danam, other than in respect of the Merger Agreement and the documents contemplated thereby.

Related Agreements

Voting Agreement

Simultaneously with the execution of the Merger Agreement, certain Danam Stockholders each entered into a Voting Agreement (each, a “Voting Agreement”) with Artemis and Danam. Under the Voting Agreement, the Danam Stockholders agreed to vote all of their shares of Danam Stock in favor of the Merger Agreement and related transactions and to otherwise take certain other actions in support of the Merger Agreement and the other matters submitted to Danam Stockholders for their approval and provide a proxy to Artemis to vote such Danam Stock accordingly. The Voting Agreement prevents transfers of the Danam Stock held by the Danam Stockholders between the date of the Voting Agreement and the date of Closing, except for certain permitted transfers where the recipient also agrees to comply with the Voting Agreement.

Lock-Up Agreement

Simultaneously with the execution of the Merger Agreement, certain Danam Stockholders entered into a Lock-Up Agreement with Artemis and the Purchaser Representative (each, a “Lock-Up Agreement”). Pursuant to the Lock-Up Agreement, with respect to the shares received as Merger Consideration, each Daman Stockholder agreed not to, during the period commencing from the Closing and ending on the earliest of (a) the six-month anniversary of the Closing, (b) the date on which the Closing price of Artemis’ common stock equals or exceeds $12.00 per share for any 20 trading days within any 30 trading day period commencing after the Closing and (c) the date that Artemis consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Artemis stockholders having the right to exchange their equity holdings in Artemis for cash, securities or other property: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the restricted securities, or (iii) publicly disclose the intention to do any of the foregoing.

Non-Competition and Non-Solicitation Agreement

Simultaneously with the execution of the Merger Agreement, certain management employees of Danam and its subsidiaries entered into a non-competition and non-solicitation agreements (each, a “Non-Competition Agreement”), pursuant to which they agreed, during the three-year period following the Closing, not to compete with Danam anywhere in United States, its territories, and its overseas military and diplomatic installations, or in any other markets in which Danam and its subsidiaries are engaged in the business as of the Closing, and during such three-year restricted period, not to (i) solicit, hire or engage employees or independent contractors of Danam or (ii) solicit customers or clients of Danam. The agreements also contain a customary confidentiality provision.

Founder Share Letter

Simultaneously with the execution of the Merger Agreement, in order to induce Danam to enter into the Merger Agreement, Artemis, Artemis Sponsor, LLC (the “Sponsor”), and Danam entered into an agreement pursuant to which the Sponsor agreed, during the period from the Closing until and including, the date which is 18 months following the Closing (“Founder Share Earnout Period”), to not to sell, transfer, or otherwise dispose of 2,000,000 of the 5,031,250 shares of the Class B Common Stock of Artemis purchased by the Sponsor in a private placement prior to the Artemis’ initial public offering, which shall be restricted with respect to transfer and voting during the Founder Share Earnout Period and will be released to the Sponsor on: (a) the earlier of (i) the expiry of the Founder Share Earnout Period, and (ii) the date on which the volume weighted average price of the shares of Artemis Class A Common Stock reach or exceed $10.00 for twenty (20) or more trading days or over a thirty (30) trading day period, at any time during the Founder Share Earnout Period; of (b) if any of the following events occur: (i) Artemis mergers with, is consolidated with, or reorganized with an acquiror, subject to certain specifications; (ii) Artemis or its subsidiaries sell, assign, or transfer substantially all of its assets to an acquiror; or (iii) a Schedule 13D or Schedule 14D report is filed pursuant to the Exchange Act with the SEC disclosing that any person has become the beneficiary owner of a percentage of shares of the outstanding shares of Artemis Class A Common Stock that is greater than the percentage of such shares held by any other person that held 50% of the voting or economic power of Artemis before the Closing.

The foregoing descriptions of the Voting Agreement, the Lock-Up Agreement, Non-Competition Agreement and the Founder Share Letter do not purport to be complete and are qualified in their entirety by reference to the complete text of the form of Voting Agreement, the form of Lock-Up Agreement, the form of Non-Competition Agreement and the Founder Share Letter, copies of which are filed hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively, and each of which are incorporated herein by reference.

Additional Information and Where to Find It

In connection with the Merger Agreement and the Transaction, Artemis intends to file with the SEC a Registration Statement on Form S-4, which will include a prospectus for Artemis securities and a proxy statement for Artemis’ stockholders (the “Registration Statement”). The Registration Statement has not been filed with or declared effective by the SEC. Promptly after the Registration Statement is declared effective by the SEC, Artemis will mail the definitive proxy statement and a proxy card to its shareholders. Investors and securityholders of Artemis and other interested persons are advised to read, when available, the preliminary proxy statement to be filed with the SEC, and amendments thereto, and the definitive proxy statement in connection with Artemis’ solicitation of proxies for the special meeting to be held to approve the Merger Agreement and Transaction and other documents filed in connection with the proposed Transaction because these documents will contain important information about Danam, Artemis, the combined company following the consummation of the Transaction (“Danam Health”), the Merger Agreement and the Transaction. The definitive proxy statement will be mailed to shareholders of Artemis as of a record date to be established in the future for voting on the Merger Agreement and the Transaction. The Registration Statement, including the definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the Transaction (when they become available), and any other documents filed by Artemis with the SEC, may be obtained free of charge at the SEC's website (www.sec.gov) or by writing to: Artemis Strategic Investment Corporation, 3310 East Corona Avenue, Phoenix, AZ 89040, Attention: Mr. Philip N. Kaplan.

Participants in the Solicitation

Artemis, Danam Health, Danam and their respective directors, executive officers, other members of management and employees may be deemed participants in the solicitation of proxies from Artemis’ stockholders with respect to the Transaction. Investors and security holders may obtain more detailed information regarding the names and interests in the Transaction of Artemis’ directors and officers in Artemis’ filings with the SEC, including, when filed with the SEC, the Registration Statement, including its preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, amendments and supplements thereto, and other documents filed with the SEC. Such information with respect to Danam and Danam Health’s directors and executive officers will also be included in the proxy statement/prospectus. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This Form 8-K is not a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the Transaction and will not constitute an offer to sell or the solicitation of an offer to buy or exchange any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Forward-Looking Statements

This Form 8-K contains certain statements that are not historical facts and are forward-looking statements within the meaning of the federal securities laws with respect to the Transaction between Artemis and Danam Health, including without limitation statements regarding the anticipated benefits of the Transaction, the anticipated timing of the Transaction, the implied enterprise value, future financial condition and performance of Danam Health and the combined company after the closing and expected financial impacts of the Transaction, the satisfaction of closing conditions to the Transaction, the level of redemptions of Artemis’ public stockholders and the product candidates, products, markets, and expected future performance and market opportunities of Danam and Danam Health. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “think,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “seeks,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect the price of Artemis’ securities; (ii) the risk that the Transaction may not be completed by Artemis’ business combination deadline; (iii) the failure to satisfy the conditions to the consummation of the Transaction, including the approval of the Merger Agreement by the stockholders of Artemis, the satisfaction of the minimum cash at closing requirements and the receipt of certain governmental, regulatory and third party approvals; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (v) the failure to achieve the minimum amount of cash available following any redemptions by Artemis’ stockholders; (vi) redemptions exceeding anticipated levels or the failure to meet Nasdaq initial listing standards in connection with the consummation of the Transaction; (vii) the effect of the announcement or pendency of the Transaction on Danam Health’s business relationships, operating results, and business generally; (viii) risks that the Transaction disrupts current plans and operations of Danam Health; (ix) the outcome of any legal proceedings that may be instituted against Danam Health or against Artemis related to the Merger Agreement or the Transaction ; (x) changes in the markets in which Danam Health competes, including with respect to its competitive landscape, technology evolution, or regulatory changes; (xi) changes in domestic and global general economic conditions; (xii) the risk that Danam Health may not be able to execute its growth strategies; (xiii) risk that Danam Health may not be able to develop and maintain effective internal controls; (xiv) costs related to the Transaction and the failure to realize anticipated benefits of the Transaction or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions; (xv) the ability to recognize the anticipated benefits of the Transaction and to achieve its commercialization and development plans, and identify and realize additional opportunities, which may be affected by, among other things, competition, the ability of Danam Health to grow and manage growth economically and hire and retain key employees; (xvi) the risk that Danam Health may fail to keep pace with rapid technological developments to provide new and innovative products and services or make substantial investments in unsuccessful new products and services; (xvii) risks related to the ability to develop, license or acquire new therapeutics; (xviii) the risk that Danam Health will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; (xix) the risk that Danam Health, post-combination, experiences difficulties in managing its growth and expanding operations; (xx) the risk of product liability or regulatory lawsuits or proceedings relating to Danam Health’s business; (xxi) uncertainties inherent in the execution, cost, and completion of preclinical studies and clinical trials; risks related to regulatory review, and approval and commercial development; (xxii) risks associated with intellectual property protection; (xxiii) the risk that Danam Health is unable to secure or protect its intellectual property; and (xxiv) Danam Health’s limited operating history; (xxv) uncertainties inherent in the execution, cost, and completion of preclinical studies and clinical trials; (xxvi) risks related to regulatory review and approval and commercial development; and (xxvii) those factors discussed in Artemis’ filings with the SEC and that that will be contained in the proxy statement/prospectus relating to the Transaction.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of the Registration Statement’s proxy statement/prospectus and the amendments thereto, the definitive proxy statement/prospectus, and other documents to be filed by Artemis from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and while Danam and Artemis may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Neither of Danam Health or Artemis gives any assurance that Danam Health or Artemis, or the combined company, will achieve its expectations. These forward-looking statements should not be relied upon as representing Danam’s Health or Artemis’ assessments as of any date subsequent to the date of this Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01	Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

2.1†	Business Combination Agreement, dated as of August 7, 2023, by and among Artemis Strategic Investment Corporation, ASIC Merger Sub Inc, Artemis Sponsor, LLC as purchaser representative, Suren Ajjarapu as seller representative, and Danam Health, Inc.

10.1	Form of Lock-Up Agreement, dated as of August 7, 2023, by and between Artemis Strategic Investment Corporation, Artemis Sponsor, LLC., and the shareholder of Danam Health, Inc. party thereto.

10.2	Form of Non-Competition Agreement, dated as of August 7, 2023, by and among Danam Health, Inc., Artemis Strategic Investment Corporation and Artemis Sponsor, LLC, and the shareholder of Danam Health, Inc. party thereto.

10.3	Form of Voting Agreement, dated as of August 7, 2023, by and among Danam Health, Inc., Artemis Strategic Investment Corporation, and the shareholder of Danam Health, Inc. party thereto.

10.4	Founder Share Letter, dated as of August 7, 2023, by and among Danam Health, Inc., Artemis Strategic Investment Corporation and Artemis Sponsor, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTEMIS STRATEGIC INVESTMENT CORP.

By:	/s/ Philip Kaplan
Name: Philip Kaplan
Title: Co-Chief Executive Officer

Dated: August 11, 2023